Exhibit 2.10

December 11, 2017

TO:	MTY Food Group Inc. (the “Acquirer”)
8150 Trans-Canada Highway, suite 200
St-Laurent, Quebec
H4S 1M5

Dear Sirs/Madams:

Re:	Voting Support Agreement

I understand that the Acquirer and Imvescor Restaurant Group Inc. (the “Corporation”) wish to enter into a combination agreement dated as of the date hereof (the “Combination Agreement”), a copy of which has been provided to the Shareholder.

I am the beneficial owner of 8,000 common shares (the “Shares”) of the Corporation (collectively, the “Subject Securities”).

Capitalized terms used in this letter agreement not otherwise defined herein shall have the respective meanings given to them in the Combination Agreement. References to “Amalgamation” shall be deemed to include any Alternative Transaction that the Corporation agrees to support in accordance with the Combination Agreement.

I, Michael Forsayeth, hereby agree, in my capacity as securityholder and not in my capacity as an officer and/or director of the Corporation, from the date hereof until the earlier of the date on which (a) the Combination Agreement is terminated in accordance with its terms, or (b) the terms of the Amalgamation or Combination Agreement are amended in any manner materially adverse to the undersigned:

(a)

to vote or to cause to be voted the Subject Securities, and any other securities directly or indirectly acquired by or issued to the undersigned after the date hereof (including, without limitation, any Shares issued upon further exercise of options to purchase Shares), if any, (i) in favour of the Amalgamation Resolution and any other matter necessary or advisable for the consummation of the Amalgamation at the Meeting and (ii) against any proposed action or agreement which could impede, interfere with, delay or otherwise adversely affect the consummation of the Amalgamation;

(b)

if requested by the Acquirer, acting reasonably, to deliver or to cause to be delivered to the Corporation duly executed proxies or voting information forms (i) instructing the holder thereof to vote in favour of the Amalgamation Resolution, and (ii) naming those individuals as may be designated by the Corporation in the Circular;

[Signature Page – Director & Officer Voting Support Agreement]

(a)

if requested by the Acquirer, acting reasonably, to deliver or to cause to be delivered to the Corporation duly executed proxies or voting information forms (i) instructing the holder thereof to vote in favour of the Amalgamation Resolution, and (ii) naming those individuals as may be designated by the Corporation in the Circular;

(b)	not to, directly or indirectly, exercise or cause to be exercised any rights to dissent in connection with the Amalgamation;

(c)

except in my capacity as a director and/or officer of the Corporation to the extent permitted by the Combination Agreement, not to, directly or indirectly, make or participate in or take any action which could impede, interfere with, delay or in any way adversely affect the consummation of the Amalgamation;

(d)

except in my capacity as a director and/or officer of the Corporation to the extent permitted by the Combination Agreement, not to, directly or indirectly, make or participate in, or take any action that would reasonably be expected to facilitate or result in, an Acquisition Proposal, or engage in any discussion, negotiation or inquiries relating thereto or accept any Acquisition Proposal;

(e)

not to, directly or indirectly, sell, transfer, pledge or assign or agree to sell, transfer, pledge or assign any of the Subject Securities or any interest therein without the Acquirer’s prior written consent, other than pursuant to the Amalgamation; and

(f)

to promptly notify the Acquirer of the amount of any equity securities or other interests in the Corporation in which I acquire beneficial ownership, to the extent permitted to do so, after the date hereof. Any such equity securities or other interests shall be subject to the terms of this letter agreement and shall be included in the definition of “Subject Securities.”

I hereby represent and warrant that (a) I am the sole beneficial owner of the Subject Securities, with good and marketable title thereto free and clear of any and all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever, and I have the sole right to vote and sell all of the Subject Securities, (b) other than pursuant to this letter agreement, none of the Subject Securities is subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling, or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind, (c) except for the Combination Agreement, no person has any agreement or option, or any right or privilege (whether by law, preemptive or contractual) capable of becoming an agreement or option for the purchase, acquisition or transfer from the undersigned of any of the Subject Securities or any interest therein or right thereto, and (d) the only securities of the Corporation beneficially owned, directly or indirectly, by the undersigned on the date hereof are the Subject Securities (other than stock options and DSUs, as applicable).

Notwithstanding any provisions of this letter agreement to the contrary, but subject to the terms and conditions of the Combination Agreement, I shall not be limited or restricted in any way whatsoever in the exercise of my fiduciary duties in my capacity as an officer and/or director of the Corporation.

I agree that the details of this letter agreement may be described in any press release, information circular or other communication prepared by the Corporation and the Acquirer in connection with the Amalgamation and in any material change report or similar required regulatory filing prepared by the Corporation or the Acquirer in connection with the execution and delivery of this letter agreement and I further agree to this letter agreement being made publicly available, including by filing on SEDAR, in accordance with applicable securities laws.

This letter agreement shall be governed by the laws of the Province of Québec and the federal laws of Canada applicable therein.

This letter agreement shall be binding upon the Acquirer and the undersigned and upon their respective heirs, legal representatives, successors and permitted assigns (as applicable), provided that no party hereto may assign, delegate or otherwise transfer any of their respective rights, interests or obligations under this letter agreement without the prior written consent of the others, except that you may assign, delegate or otherwise transfer any of your rights, interests or obligations under this letter to an affiliate, without reducing your obligations hereunder.

This letter agreement may be executed in any number of counterparts (including counterparts by facsimile or electronic mail) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this letter agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

If the foregoing is in accordance with your understanding and is agreed to by you, please signify your acceptance by executing the enclosed copies of this letter where indicated below and returning the same to the undersigned, upon which this letter as so accepted shall constitute an agreement among us.

The Parties expressly acknowledge that they have requested that this letter agreement and all ancillary and related documents thereto be drafted in the English language only. Les parties aux présentes reconnaissent avoir exigé que la présente lettre entente et tous les documents qui y sont accessoires soient rédigés en anglais seulement.

[Remainder of page intentionally left blank. Signature pages follow.]

Yours truly,

(signed) Michael Forsayeth
Name: Michael Forsayeth

Accepted and agreed on this 11th day of December, 2017.

MTY Food Group Inc.

By:	(signed) Stanley Ma
Name:	Stanley Ma
Title:	President

[Signature Page – Director & Officer Voting Support Agreement]